Exhibit 10.1

FIRST AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT

This FIRST AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of March 17, 2026 (the “Amendment Effective Date”), by and between OneMeta Inc., a Nevada corporation (the “Company”), and each purchaser identified on the signature pages hereto (including its successors and assigns, an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, the Company and the Investors are parties to that certain Note and Warrant Purchase Agreement, dated as of October 31, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”);

WHEREAS, pursuant to the Agreement, the Company (i) issued to the Investors certain Secured Convertible Promissory Notes (collectively, the “Existing Notes”), each in the principal amount of $1,000,000, and (ii) of even date therewith, entered into a Registration Rights Agreement, a Security Agreement and a Patent Security Agreement with, and issued a Warrant to, the Investors (such agreements and Warrant, collectively with the Agreement and Existing Notes, the “Transaction Documents”);

WHEREAS, on February 11, 2026, the “Company entered into two additional promissory notes (the “Additional Notes”) with the Investors, each in the principal amount of $100,000 with an original maturity date of February 26, 2026;

WHEREAS, the Company and the Investors desire to combine the Additional Notes with the Existing Notes and cancel the Additional Notes, and amend and restate the Existing Notes in their entirety on the terms and subject to the conditions set forth in an Amended and Restated Secured Convertible Promissory Note (the “Amended and Restated Note”); and

WHEREAS, the parties desire to amend the Agreement to (a) provide that the Existing Notes are amended and restated as of the Amendment Effective Date in the form of the Amended and Restated Note attached hereto as Exhibit A, and (b) clarify that references in the Agreement to the “Notes” shall hereafter mean the Amended and Restated Note;

NOW, THEREFORE, in consideration of the mutual covenants and premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions; References.

(a) Capitalized Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement or the Existing Notes, as the case may be.

(b) References to Agreement. Each reference in this Amendment to the “Agreement” shall be deemed to be a reference to the Note and Warrant Purchase Agreement, dated as of October 31, 2025, by and between the Company and the Investors.

2. Amendment and Restatement of Existing Notes.

(a) Amendment and Restatement. Effective as of the Amendment Effective Date, (i) each Existing Note issued to an Investor pursuant to the Agreement is hereby amended and restated in its entirety and replaced by an Amended and Restated Secured Convertible Promissory Note in the form attached hereto as Exhibit A, with such completions and modifications as are necessary to reflect the applicable Investor and its investment (including principal amount, date of issuance and other Investor-specific terms, as applicable); and (ii) each Additional Note is cancelled.

(b) No Novation. The parties acknowledge and agree that the amendment and restatement of the Existing Notes pursuant to this Section 2 is not intended to and shall not be deemed to constitute a novation or discharge of the obligations evidenced by the Existing Notes, but rather a continuation and modification of such obligations as set forth in the Amended and Restated Note.

3. Amendment to Agreement.

(a) Replacement of References to “Notes”. From and after the Amendment Effective Date, all references in the Agreement and the other Transaction Documents to the “Note” or “Notes” issued pursuant to the Agreement shall be deemed to refer to the Amended and Restated Note (and all notes issued in the form thereof), and the Agreement and the other Transaction Documents are hereby amended accordingly.

(b) Exhibit A. The Agreement is hereby amended to add as Exhibit A thereto the form of Amended and Restated Secured Convertible Promissory Note attached as Exhibit A to this Amendment, and such exhibit shall be deemed to replace and supersede any prior form of Secured Convertible Promissory Note previously attached to or referenced in the Agreement.

(c) Representations and Warranties. Effective as of the Amendment Effective Date, except as may be set forth in disclosure schedules attached hereto, the Company reaffirms the representations and warranties contained in Section 3 of the Agreement and each Investor, as to itself, reaffirms the representations and warranties contained in Section 4 of the Agreement.

(d) Specific Amendments to the Existing Notes. Subject in all respects to the terms of the Amended and Restated Note, the Existing Notes shall be amended in the following primary respects:

(i) Principal Amount: The principal amount of each Amended and Restated Note is $1,100,000, being the outstanding Balance on the Existing Notes and the cash value of the balance due on the Additional Notes as at the Amendment Effective Date.

(ii) Maturity: The Maturity Date shall be the earlier of (x) March 26, 2026 and (y) the time at which the Balance of the Amended and Restated Note is due and payable upon an Event of Default.

(iii) Interest: The Interest Rate shall be a rate equal to the lower of (x) 14% per annum and (y) the Highest Lawful Rate.

(iv) Default Interest: Upon the occurrence of any Event of Default, in addition to any other rights or remedies available to a Holder in law, equity or otherwise, or under the Amended and Restated Note, Interest on the Balance shall continue to accrue at the Interest Rate for twelve (12) months after the date of the Event of Default.

(v) Payment of Balance or Interest in Equity: At the election of each Holder, any Balance or interest shall be paid either (x) in cash or (y) in the number of shares of Common Stock equal to the cash amount payable divided by the Conversion Price. In the event the Company has issued a new series of preferred stock, however designated, following the Amendment Effective Date, each Holder may further elect to receive payments of any Balance or interest in the form of such preferred stock, valued at the lowest price paid therefor to the Company by an unaffiliated third party.

(vi) Subordination: In addition to the covenants in the Existing Notes, which shall be carried over into the Amended and Restated Note, so long as the Amended and Restated Note remains outstanding, the Company shall not (x) create or allow to exist any mortgages, deeds of trust, liens, loans or encumbrances on the property and assets of the Company or its subsidiaries; or (x) incur or agree to incur any debt, contingent or otherwise, in either case which is senior to or pari passu with the rights of the Investors under the Transaction Documents, including the Amended and Restated Note and the Security Agreement.

(vii) Most Favored Nations: If at any time while the Existing Notes remain outstanding, the Company issues any convertible promissory note, convertible security or other instrument convertible into equity securities of the Company (a “Future Instrument”) to any investor or lender (a “Future Investor”) with terms that the Holder of the Existing Notes reasonably determines to be more favorable to the Future Investor than the terms of the Existing Notes, then :

(a) Notice. The Company shall provide written notice to the Holder of the Existing Notes of the issuance of such Future Instrument within ten (10) business days of such issuance, which notice shall include a complete copy of the Future Instrument and all related transaction documents.

(b) Election. The Holder shall have the right, exercisable in the Holder’s sole discretion within thirty (30) days of receiving such notice (the “Election Period”), to elect to have this Note amended to incorporate any or all of the more favorable terms contained in the Future Instrument, effective as of the date of issuance of the Future Instrument.

(c) Amendment. If the Holder timely makes such election, the Company and the Holder shall promptly execute an amendment to this Note to give effect to the Holder’s election.

(d) Exclusions. For the avoidance of doubt, this Most Favored Nations provision shall not apply to:

●	(i) equity securities issued pursuant to a Change in Control that triggers the automatic conversion of this Note;
●	(ii) any convertible securities issued to employees, consultants, officers, or directors of the Company pursuant to an equity incentive plan approved by the Company’s board of directors; or
●	(iii) any convertible securities issued in a transaction the primary purpose of which is not equity financing (e.g., strategic partnerships or licensing arrangements).

(e) Other Transaction Documents. Notwithstanding anything contained elsewhere herein, the Transaction Documents other than the Agreement and the Existing Notes shall be deemed amended, mutatis mutandis, as and to the extent necessary and appropriate to reflect and to give effect to this Amendment and to the Amended and Restated Note.

4. Effectiveness.

This Amendment shall become effective as of the Amendment Effective Date upon (a) execution and delivery of this Amendment by the Company and the Investors, and (b) execution and delivery by the Company to each applicable Investor of an Amended and Restated Note in exchange for such Investor’s Existing Note. Upon such effectiveness, each Existing Note shall be deemed amended and restated in its entirety by the Amended and Restated Note delivered in replacement thereof, and each Additional Note shall be deemed cancelled.

5. No Other Amendments.

Except as expressly provided herein, the Agreement and each of the other Transaction Documents shall remain unchanged and in full force and effect in accordance with their respective terms. This Amendment shall not be construed as a waiver or amendment of any provision of the Agreement or any other Transaction Document except as expressly set forth herein.

6. Ratification.

As amended hereby, the Agreement is hereby ratified, confirmed and approved in all respects by the parties hereto. Each party reaffirms its obligations under the Agreement and the other Transaction Documents to which it is a party.

7. Governing Law; Interpretation.

This Amendment shall be governed by, and construed in accordance with, the laws that govern the Agreement, without regard to the conflicts of law principles thereof (other than those principles that permit the application of the law governing the Agreement). The provisions of Sections 10 through 17 of the Agreement relating to amendments, fees and expenses, jurisdiction, venue, survival of representations and warranties, parties in interest, notices, and rules of construction and interpretation (including headings and severability) are hereby incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

8. Counterparts.

This Amendment may be executed in any number of counterparts, including counterparts transmitted by facsimile or other electronic transmission, and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

9. Entire Agreement.

This Amendment, together with the Agreement and the other Transaction Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO FIRST AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

Company:

OneMeta Inc.

By:
Name:
Title:

Investors:

Jeff Canter

Paul Jarman

EXHIBIT A

FORM OF AMENDED AND RESTATED SECURED CONVERTIBLE PROMISSORY NOTE

[Attached]

-6-